Amendment to Loan Documents

THIS AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of January 19, 2018, by and between NEW JERSEY RESOURCES CORPORATION (the “Borrower”), and PNC BANK, NATIONAL ASSOCIATION (the “Bank”).

BACKGROUND

A.    The Borrower has executed and delivered to the Bank (or a predecessor which is now known by the Bank’s name as set forth above) certain loan documents more fully described on attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the “Loan Documents”).

B.    The Borrower and the Bank desire to amend the Loan Documents as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.    Amendments. Certain of the Loan Documents are amended as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2.    Representations and Warranties. The Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment, true and correct as of the date of this Amendment in all material respects, and hereby ratified and confirmed, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

3.    Miscellaneous.

a.    This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Upon written request by the other party (which may be made by electronic mail), any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

b.    This Amendment will be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns.

c.    This Amendment will be governed by the same law that governs the Loan Documents.

d.    Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved).

WITNESS the due execution of this Amendment as a document as of the date first written above.

PNC BANK, NATIONAL ASSOCIATION
By: /s/ Thomas Redmond
Name: Thomas Redmond
Title: Managing Director

NEW JERSEY RESOURCES CORPORATION
By: /s/ James W. Kent
Name: James W. Kent
Title: Treasurer

EXHIBIT A TO
AMENDMENT TO LOAN DOCUMENTS
DATED AS OF JANUARY 19, 2018

A.	The “Loan Documents” that are the subject of this Amendment include the following (as amended, restated or otherwise modified):

1.    Short term Committed Line of Credit Letter Agreement dated as of December 14, 2017 (the “Letter Agreement”); and

2.    $75,000,000 Committed Line of Credit Note dated as of December 14, 2017 (the “Note”).

B.    The Loan Documents are amended as follows:

1.    The maximum principal amount of the Line of Credit referred to in the Letter Agreement is hereby increased from $75,000,000 to $100,000,000.

2.    The Note is hereby amended and restated in its entirety on the date hereof by the execution by the Borrower, and delivery to the Bank, of an original $100,000,000 Committed Line of Credit Note dated as of even date hereof, which will be hereafter included as a Loan Document. Such amendment and restatement of the Note shall not constitute a novation of the indebtedness evidenced thereby.